Exhibit 99.1

Tenneco Reports Fourth Quarter And Full-Year 2019 Results

- Full-year revenue performance continues to outpace light vehicle industry production

- Reviewing and considering strategic alternatives to maximize shareholder value while pursuing separation plan

- Executing 2-year cost reduction program expected to deliver $200 million in annual run rate savings

- On February 18, the company announced it amended the terms of its debt covenant to provide increased flexibility

LAKE FOREST, Ill., Feb. 20, 2020 /PRNewswire/ -- Tenneco Inc. (NYSE: TEN) reported fourth quarter 2019 revenue of $4.1 billion, versus $4.3 billion a year ago. On a constant currency pro forma basis, total revenue decreased 2% versus last year, while light vehicle industry production* declined 5% in the quarter. Value-add revenue for the fourth quarter was $3.4 billion. Revenue comparisons include a negative $88 million impact due to a work stoppage at the company's largest customer.

Including non-cash, non-recurring items of approximately $230 million, the company reported a net loss for fourth quarter 2019 of $293 million, or $(3.62) per diluted share, compared with a fourth quarter net loss of $109 million, or $(1.35) per diluted share in 2018. Fourth quarter 2019 adjusted net income was $23 million, or $0.28 per diluted share, compared with $105 million, or $1.30 per diluted share last year.

Fourth quarter EBIT (earnings before interest, taxes and noncontrolling interests) was a loss of $117 million, versus a loss of $23 million last year. EBIT as a percent of revenue was -2.8% versus -0.5% last year. Earnings comparisons include a negative $27 million impact due to a work stoppage at the company's largest customer. Fourth quarter adjusted EBITDA was $314 million versus $407 million last year. Adjusted EBITDA as a percent of value-add revenue was 9.3% versus 11.2% last year. Cash generated from operations was $380 million.

"Continued execution on cost reduction initiatives and operating improvements enabled us to deliver on our fourth quarter guidance, despite challenging economic and business conditions," said Brian Kesseler, Tenneco CEO. "We are executing our Accelerate program to drive additional cost savings, strengthen cash flow performance, and reduce leverage to drive value and better position both the DRiV and New Tenneco divisions for the planned separation."

The Accelerate program is modeled after the company's successful approach to capturing acquisition synergies. Compared to year-end 2019, this 2-year program includes opportunities expected to deliver the following:

  Annual run rate cost savings of $200 million
  Working capital improvement of $250 million
  Capital expenditure improvements of $100 million

The company expects to incur approximately $250 million in one-time costs over the 2-year program.

"The Accelerate program is at the core of our operating plans for 2020 and 2021 as we work to improve capital efficiency and reduce leverage to better position both divisions for the planned separation," Kesseler added. "In addition to streamlining our leadership structure, we are working to lower SG&A costs and evaluating multiple strategic options, ranging from the sale of individual product lines to complete divisions. The Board and management team are committed to taking purposeful and proactive action to better position Tenneco to succeed in today's operating environment and enhance value for all shareholders."

Full-Year Results

For the full year, total revenue was a record high $17.45 billion, up 48%, which includes the first full year of Federal-Mogul revenues. Full-year EBIT was $148 million, versus EBIT of $322 million a year ago. Adjusted EBITDA was $1,442 million, versus $1,062 million a year ago. Cash generated by operations for the full year was $444 million, compared with $439 million last year.

OUTLOOK

Full year 2020
We are continuing to monitor the effects of the COVID-19 virus, which is impacting the China automotive industry. The uncertainty of the full impact of the COVID-19 virus results in a wider full year outlook range for revenue and EBITDA than customary. This outlook assumes that the equivalent of four full weeks of production would be lost in China in the first quarter, which would represent a negative impact of approximately $150 million on value add revenue, and $50 million on EBITDA.

2020 revenue is expected in the range of $16.7 billion to $17.1 billion. Global light vehicle production* is forecast to be down 4% in 2020. We anticipate currency to have a 1% unfavorable year-over-year impact on 2020 revenue.

2020 Financial Outlook Summary

Revenue	$16.7 - 17.1B
Value-add revenue	$13.7 - 14.1B
Adjusted EBITDA	$1,300 - 1,450M
Capital expenditures(1)	$610 - 650M
Adjusted depreciation and amortization	~$660M
Adjusted interest expense(2)	$310 - 330M
Adjusted effective tax rate	29-31%
Cash taxes	$160 - 180M
Adjusted noncontrolling interest expense	$60 - 70M
Adjusted free cash flow(3)	$100 - 200M

(1) Includes expenditures for software, consistent with cash payments for property, plant and equipment on cash flow statement.
(2) Before one-time fees related to the February 2020 covenant amendment.
(3) Adjusted free cash flow is cash from operations plus reclassified factoring proceeds less capital expenditures.

First Quarter 2020
As referenced in the full year outlook, we anticipate the COVID-19 virus to negatively impact value add revenue and EBITDA in the first quarter. The company expects total revenue in the range of $3.95 billion to $4.15 billion, value-add revenue in the range of $3.2 billion to $3.4 billion, and adjusted EBITDA in the range of $240 million to $280 million in the first quarter 2020.

*Source: IHS Markit January 2020 global light vehicle production forecast and Tenneco estimates.

See "About Revenue and Other Guidance" below for further information about revenue guidance and forecasted performance measures.

Attachment 1
Statements of Income – 3 Months
Statements of Income – 12 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 12 Months

Attachment 2
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months and 12 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM and pro forma adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months and 12 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Commercial Truck, Off-Highway, Industrial and other revenues – quarterly and annual
Reconciliation of GAAP Revenue to pro forma Revenue and Non-GAAP Earnings Measures – 2018 quarterly
Reconciliation of GAAP Revenue to pro forma Revenue and Non-GAAP Earnings Measures – 2018 and 2017 annual
Division Level Full Year 2020 Outlook

CONFERENCE CALL
The company will host a webcast conference call on Thursday, February 20, 2020 at 10:00 a.m. ET. The purpose of the call is to discuss the company's financial results for the fourth quarter and full year 2019, as well as to provide other information regarding matters that may impact the company's outlook, including 2020 guidance and details on its performance acceleration plan. For a "listen only" broadcast and access to the presentation materials, go to the company's website www.investors.tenneco.com. To participate by telephone, please dial: 1-833-366-1121 (domestic) or 1-412-902-6733 (international), using the passcode "Tenneco Inc." A call playback will be available for one week, starting approximately one hour after the conclusion of the call. To connect, please dial 1-877-344-7529 (domestic), 1-412-317-0088 (international), 855-669-9658 (Canada), using the replay access code 10138628.

About Tenneco
Headquartered in Lake Forest, Illinois, Tenneco is one of the world's leading designers, manufacturers and marketers of Aftermarket, Ride Performance, Clean Air and Powertrain products and technology solutions for diversified markets, including light vehicle, commercial truck, off-highway, industrial and the aftermarket, with 2019 revenues of $17.45 billion and approximately 78,000 employees worldwide. On October 1, 2018, Tenneco completed the acquisition of Federal-Mogul, a leading global supplier to original equipment ("OE") manufacturers and the aftermarket. Additionally, the company expects to separate its businesses to form two new, independent companies, an Aftermarket and Ride Performance company as well as a new Powertrain Technology company.

About DRiV™ - the future Aftermarket and Ride Performance Company
Following the separation, DRiV will be one of the largest global multi-line, multi-brand aftermarket companies, and one of the largest global OE ride performance and braking companies. DRiV's principal product brands will feature Monroe®, Öhlins®, Walker®, Clevite®Elastomers, MOOG®, Fel-Pro®, Wagner®, Ferodo®, Champion® and others. DRiV would have 2019 revenues of $5.9 billion, with 53% of those revenues from aftermarket and 47% from original equipment customers.

About the new Tenneco - the future Powertrain Technology Company
Following the separation, the new Tenneco will be one of the world's largest pure-play powertrain companies serving OE markets worldwide with engineered solutions addressing fuel economy, power output, and criteria pollution requirements for gasoline, diesel and electrified powertrains. The new Tenneco would have 2019 revenues of $11.5 billion, serving light vehicle, commercial truck, off-highway and industrial markets.

About Revenue and Other Guidance
Revenue estimates and other forecasted information in this release are based on OE manufacturers' programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco's status as supplier for the existing program and its relationship with the customer. This information is also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. Certain elements of the restructuring and related expenses, legal settlements and other unusual charges we incur from time to time cannot be forecasted accurately. In this respect, we are not able to reconcile forecasted EBITDA (and the related margins), effective tax rate, depreciation and amortization, interest expense, noncontrolling interest expense and adjusted free cash flow on a forward-looking basis without unreasonable efforts on account of these factors and other factors not in our control. For certain additional assumptions upon which these estimates are based, see the slides accompanying the February 20, 2020 webcast, which will be available on the financial section of the Tenneco website at www.investors.tenneco.com.

This press release contains forward-looking statements. The words "will," "would," "could," "plan," "expect," "anticipate," "estimate," "opportunities," and similar expressions (and variations thereof), identify these forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these statements involve risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include:

  general economic, business and market conditions;
  our ability to successfully execute cost reduction and other performance improvement plans, including the Accelerate program, and to realize the anticipated benefits from these plans;
  our ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;
  the cost and outcome of existing and any future claims, legal proceedings or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;
  changes in consumer demand for our OE or aftermarket products or aftermarket products, prices and our ability to have our products included on top selling vehicles, including any shifts in consumer preferences away from historically higher margin products for our customers and us, to other lower margin vehicles, for which we may or may not have supply arrangements;
  the cyclical nature of the global vehicle industry, including the performance of the global aftermarket sector and the impact of vehicle parts' longer product lives;
  changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for our products, due to difficult economic conditions and/or regulatory or legal changes affecting internal combustion engines and/or aftermarket products;
  our dependence on certain large customers, including the loss of any of our large OE manufacturer customers (on whom we depend for a significant portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OE customers or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;
  new technologies that reduce the demand for certain of our products or otherwise render them obsolete;
  our ability to introduce new products and technologies that satisfy customers' needs in a timely fashion;
  the overall highly competitive nature of the automotive and commercial vehicle parts industries, and any resultant inability to realize the sales represented by our awarded book of business (which is based on anticipated pricing and volumes over the life of the applicable program);
  changes in capital availability or costs, including increases in our cost of borrowing (i.e., interest rate increases), the amount of our debt, our ability to access capital markets at favorable rates, and the credit ratings of our debt;
  our ability to comply with the covenants contained in our debt instruments;
  our working capital requirements;
  risks inherent in operating a multi-national company, including economic conditions, such as currency exchange and inflation rates, political conditions in the countries where we operate or sell our products, adverse changes in trade agreements, tariffs, immigration policies, political instability, and tax and other laws, and potential disruptions of production and supply;
  increasing competition from lower cost, private-label products;
  damage to the reputation of one or more of our leading brands;
  the impact of improvements in automotive parts on aftermarket demand for some of our products;
  industry-wide strikes, labor disruptions at our facilities or any labor or other economic disruptions at any of our significant customers or suppliers or any of our customers' other suppliers;
  developments relating to our intellectual property, including our ability to changes in technology;
  costs related to product warranties and other customer satisfaction actions;
  the failure or breach of our information technology systems, including the consequences of any misappropriation, exposure or corruption of sensitive information stored on such systems and the interruption to our business that such failure or breach may cause;
  the impact of consolidation among vehicle parts suppliers and customers on our ability to compete in the highly competitive automotive and commercial vehicle supplier industry;
  changes in distribution channels or competitive conditions in the markets and countries where we operate;
  the evolution towards autonomous vehicles and car and ride sharing;
  customer acceptance of new products;
  our ability to successfully integrate, and benefit from, any acquisitions that we complete;
  our ability to effectively manage our joint ventures and other third-party relationships;
  the potential impairment in the carrying value of our long-lived assets and goodwill or our deferred tax assets;
  the negative impact of fuel price volatility on transportation and logistics costs, raw material costs, discretionary purchases of vehicles or aftermarket products and demand for off-highway equipment;
  increases in the costs of raw materials or components, including our ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;
  changes by the Financial Accounting Standards Board ("FASB") or the Securities and Exchange Commission ("SEC") of generally accepted accounting principles or other authoritative guidance;
  changes in accounting estimates and assumptions, including changes based on additional information;
  any changes by the International Organization for Standardization ("ISO") or other such committees in their certification protocols for processes and products, which may have the effect of delaying or hindering our ability to bring new products to market;
  the impact of the extensive, increasing and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved or increased costs or loss of revenues relating to products subject to changing regulation;
  potential volatility in our effective tax rate;
  disasters, local and global public health emergencies or other catastrophic events, such as fires, earthquakes, and flooding, pandemics or epidemics, where we or other customers do business, and any resultant disruptions in the supply or production of goods or services to us or by us, in demand by our customers or in the operation of our system, disaster recovery capabilities or business continuity capabilities;
  acts of war and/or terrorism, as well as actions taken or to be taken by the United States and other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where we operate;
  pension obligations and other postretirement benefits;
  our hedging activities to address commodity price fluctuations; and
  the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control.

In addition, this release includes forward-looking statements regarding the Company's ongoing review of strategic alternatives and the planned separation of the Company into a powertrain technology company and an aftermarket and ride performance company. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements, include:

  the ability to identify and consummate strategic alternatives that yield additional value for shareholders;
  the timing, benefits and outcome of the Company's strategic review process;
  the structure, terms and specific risk and uncertainties associated with any potential strategic alternative;
  potential disruptions in our business and stock price as a result of our exploration, review and pursuit of any strategic alternatives;
  the risk that the company may not complete a separation of its powertrain technology business and its aftermarket and ride performance business;
  the risk that the combined company and each separate company following the separation will underperform relative to our expectations;
  the ongoing transaction costs and risk that we may incur greater costs following the separation of the businesses;
  the risk the spin-off is determined to be a taxable transaction;
  the risk the benefits of the separation may not be fully realized or may take longer to realize than expected;
  the risk the separation may not advance our business strategy; and
  the risk the transaction may have an adverse effect on existing arrangements with us, including those related to transition, manufacturing and supply services and tax matters; our ability to retain and hire key personnel; or our ability to maintain relationships with customers, suppliers or other business partners.

The risks included here are not exhaustive. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is, and will be, detailed from time to time in the company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2018 and the Form 10-Q for the quarter ended September 30, 2019.

Investor inquiries:
Linae Golla
847-482-5162
lgolla@tenneco.com

Rich Kwas
248-849-1340
rich.kwas@tenneco.com

Media inquiries:
Bill Dawson
847-482-5807
bdawson@tenneco.com

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
THREE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2019	2018
Net sales and operating revenues:
Clean Air - Value-add revenues	$ 974	$ 1,024
Clean Air - Substrate sales	769	631
Powertrain	1,018	1,112
Motorparts	741	827
Ride Performance	641	684
Total net sales and operating revenues	$ 4,143	$ 4,278

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization)	3,554	3,673
Selling, general, and administrative	276	309
Depreciation and amortization	170	165
Engineering, research, and development	76	82
Restructuring charges and asset impairments	28	60
Goodwill and intangibles impairment charge	172	3
Total costs and expenses	4,276	4,292

Other income (expense):
Non-service pension and other postretirement benefit (costs) credits	(3)	(10)
Equity in earnings (losses) of nonconsolidated affiliates, net of tax	9	18
Loss on extinguishment of debt	-	(10)
Other income (expense), net	10	(7)
Total other income (expense)	16	(9)

Earnings (loss) before interest expense, income taxes, and noncontrolling interests	(117)	(23)

Interest expense	(80)	(79)
Earnings (loss) before income taxes and noncontrolling interests	(197)	(102)

Income tax (expense) benefit	(21)	10
Net income (loss)	(218)	(92)

Less: Net income (loss) attributable to noncontrolling interests	75	17
Net income (loss) attributable to Tenneco Inc.	$ (293)	$ (109)

Weighted average common shares outstanding:
Basic	80.9	80.7
Diluted	80.9	80.7

Earnings (loss) per share of common stock:
Basic	$ (3.62)	$ (1.35)
Diluted	$ (3.62)	$ (1.35)

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
TWELVE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2019	2018
Net sales and operating revenues:
Clean Air - Value-add revenues	$ 4,094	$ 4,207
Clean Air - Substrate sales	3,027	2,500
Powertrain	4,408	1,112
Motorparts	3,167	1,780
Ride Performance	2,754	2,164
Total net sales and operating revenues	$ 17,450	$ 11,763

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization)	14,885	10,002
Selling, general, and administrative	1,138	752
Depreciation and amortization	673	345
Engineering, research, and development	324	200
Restructuring charges and asset impairments	126	117
Goodwill and intangibles impairment charge	241	3
Total costs and expenses	17,387	11,419

Other income (expense):
Non-service pension and postretirement benefit (costs) credits	(11)	(20)
Equity in earnings (losses) of nonconsolidated affiliates, net of tax	43	18
Loss on extinguishment of debt	-	(10)
Other income (expense), net	53	(10)
Total other income (expense)	85	(22)

Earnings (loss) before interest expense, income taxes, and noncontrolling interests	148	322

Interest expense	(322)	(148)
Earnings (loss) before income taxes and noncontrolling interests	(174)	174

Income tax (expense) benefit	(26)	(63)
Net income (loss)	(200)	111

Less: Net income (loss) attributable to noncontrolling interests	114	56
Net income (loss) attributable to Tenneco Inc.	$ (314)	$ 55

Weighted average common shares outstanding:
Basic	80.9	58.6
Diluted	80.9	58.8

Earnings (loss) per share of common stock:
Basic	$ (3.88)	$ 0.93
Diluted	$ (3.88)	$ 0.93

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
Unaudited
(Millions)

		December 31, 2019		December 31, 2018

Assets

	Cash and cash equivalents	$ 564		$ 697

	Restricted cash	2		5

	Receivables, net	2,538	(a)	2,572	(a)

	Inventories	2,026		2,245

	Prepayments and other current assets	632		590

	Other noncurrent assets	3,857		3,622

	Property, plant and equipment, net	3,627		3,501

	Total assets	$ 13,246		$ 13,232

Liabilities and Shareholders' Equity

	Short-term debt, including current maturities of long-term debt	$ 185		$ 153

	Accounts payable	2,647		2,759

	Accrued compensation and employee benefits	325		343

	Accrued income taxes	72		64

	Accrued expenses and other current liabilities	1,070		1,001

	Long-term debt	5,371	(b)	5,340	(b)

	Deferred income taxes	106		88

	Pension and postretirement benefits	1,145		1,167

	Deferred credits and other liabilities	490		263

	Redeemable noncontrolling interests	196		138

	Tenneco Inc. shareholders' equity	1,445		1,726

	Noncontrolling interests	194		190

	Total liabilities, redeemable noncontrolling interests, and equity	$ 13,246		$ 13,232

		December 31, 2019		December 31, 2018
(a)	Accounts receivable net of:
	Accounts receivable outstanding and derecognized	$ 1,037		$ 1,011

		December 31, 2019		December 31, 2018
(b)	Long-term debt composed of:
	Revolver Borrowings	$ 183		$ -
	LIBOR plus 1.75% Term Loan A due 2019 through 2023	1,608		1,691
	LIBOR plus 3.00% Term Loan B due 2019 through 2025	1,623		1,629
	$225 million of 5.375% Senior Notes due 2024	222		222
	$500 million of 5.000% Senior Notes due 2026	494		493
	€415 million 4.875% Euro Fixed Rate Notes due 2022	479		496
	€300 million of Euribor plus 4.875% Euro Floating Rate Notes due 2024	340		349
	€350 million of 5.000% Euro Fixed Rate Notes due 2024	413		427
	Other Debt, primarily foreign instruments	13		44
		5,375		5,351
	Less: maturities classified as current	4		11
	Total long-term debt	$ 5,371		$ 5,340

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF CASH FLOWS
Unaudited
(Millions)

	Three Months Ended December 31,
	2019	2018

Operating Activities
Net income (loss)	$ (218)	$ (92)
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Goodwill and intangible impairment charge	172	3
Depreciation and amortization	170	165
Deferred income taxes	(29)	(44)
Stock-based compensation	5	2
Restructuring charges and asset impairments, net of cash paid	(1)	41
Change in pension and other postretirement benefit plans	(8)	(11)
Equity in earnings of nonconsolidated affiliates	(9)	(18)
Cash dividends received from nonconsolidated affiliates	8	2
Changes in operating assets and liabilities:
Receivables	232	86
Inventories	145	142
Payables and accrued expenses	(165)	137
Accrued interest and income taxes	15	(14)
Other assets and liabilities	63	3
Net cash provided (used) by operating activities	380	402

Investing Activities
Acquisitions, net of cash acquired	-	(2,194)
Proceeds from sale of assets	12	3
Proceeds from sale of investment in nonconsolidated affiliates	2	-
Cash payments for property, plant and equipment	(203)	(252)
Proceeds from deferred purchase price of factored receivables	47	72
Other	2	6
Net cash provided (used) by investing activities	(140)	(2,365)

Financing Activities
Proceeds from term loans and notes	29	3,414
Repayments of term loans and notes	(63)	(418)
Borrowings on revolving lines of credit	2,316	1,098
Payments on revolving lines of credit	(2,336)	(1,331)
Issuance of common shares	-	1
Cash dividends	-	(20)
Debt issuance cost of long-term debt	-	(95)
Net decrease in bank overdrafts	(1)	-
Acquisition of additional ownership interest in consolidated affiliates	(10)	-
Distributions to noncontrolling interest partners	(23)	(7)
Other	(2)	(178)
Net cash provided (used) by financing activities	(90)	2,464

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	21	(2)
Increase (decrease) in cash, cash equivalents and restricted cash	171	499

Cash, cash equivalents and restricted cash, beginning of period	395	203
Cash, cash equivalents and restricted cash, end of period	$ 566	$ 702

Supplemental Cash Flow Information
Cash paid during the period for interest	$ 54	$ 78
Cash paid during the period for income taxes, net of refunds	38	34

Non-cash Investing and Financing Activities
Period end balance of trade payables for property, plant and equipment	$ 134	$ 135
Deferred purchase price of receivables factored in the period	28	49
Stock issued for acquisition of Federal-Mogul	-	(1,236)
Stock transferred for acquisition of Federal-Mogul	-	1,236
Redeemable noncontrolling interest transaction with owner	53	-

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF CASH FLOWS
Unaudited
(Millions)

	Twelve Months Ended December 31,
	2019	2018

Operating Activities
Net income (loss)	$ (200)	$ 111
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Goodwill and intangible impairment charge	241	3
Depreciation and amortization	673	345
Deferred income taxes	(144)	(65)
Stock-based compensation	25	14
Restructuring charges and asset impairments, net of cash paid	11	49
Change in pension and other postretirement benefit plans	(57)	(8)
Equity in earnings of nonconsolidated affiliates	(43)	(18)
Cash dividends received from nonconsolidated affiliates	53	2
Changes in operating assets and liabilities:
Receivables	(225)	(174)
Inventories	257	27
Payables and accrued expenses	(66)	291
Accrued interest and income taxes	3	(19)
Other assets and liabilities	(84)	(119)
Net cash provided (used) by operating activities	444	439

Investing Activities
Acquisitions, net of cash acquired	(158)	(2,194)
Proceeds from sale of assets	20	9
Net proceeds from sale of business	22	-
Proceeds from sale of investment in nonconsolidated affiliates	2	-
Cash payments for property, plant and equipment	(744)	(507)
Proceeds from deferred purchase price of factored receivables	250	174
Other	2	4
Net cash provided (used) by investing activities	(606)	(2,514)

Financing Activities
Proceeds from term loans and notes	200	3,426
Repayments of term loans and notes	(341)	(453)
Borrowings on revolving lines of credit	9,120	5,149
Payments on revolving lines of credit	(8,884)	(5,405)
Repurchase of common shares	(2)	(1)
Cash dividends	(20)	(59)
Debt issuance cost of long-term debt	-	(95)
Net decrease in bank overdrafts	(13)	(5)
Acquisition of additional ownership interest in consolidated affiliates	(10)	-
Distributions to noncontrolling interest partners	(43)	(51)
Other	(4)	(30)
Net cash provided (used) by financing activities	3	2,476

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	23	(17)
Increase (decrease) in cash, cash equivalents and restricted cash	(136)	384

Cash, cash equivalents and restricted cash, beginning of period	702	318
Cash, cash equivalents and restricted cash, end of period	$ 566	$ 702

Supplemental Cash Flow Information
Cash paid during the period for interest	$ 284	$ 143
Cash paid during the period for income taxes, net of refunds	177	113

Non-cash Investing and Financing Activities
Period end balance of trade payables for property, plant and equipment	$ 134	$ 135
Deferred purchase price of receivables factored in the period in investing	236	154
Stock issued for acquisition of Federal-Mogul	-	(1,236)
Stock transferred for acquisition of Federal-Mogul	-	1,236
Redeemable noncontrolling interest transaction with owner	53	-

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1)TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	Q4 2019							Q4 2018
	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)		Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)
Earnings (Loss) Measures	$ (293)	$ (3.62)	$ 75	$ (21)	$(117)	$ 53		$ (109)	$ (1.35)	$ 17	$ 10	$ (23)	$ 142

Adjustments:
Restructuring and related expenses(5)	34	0.41	1	(7)	42	36		15	0.18	1	(4)	20	17
Cost reduction initiatives (6)	-	-	-	1	(1)	(1)		6	0.08	-	(2)	8	8
Acquisition and separation costs(7)	28	0.36	-	(2)	30	30		41	0.50	-	(12)	53	53
Costs to achieve synergies (8)	7	0.09	-	(1)	8	8		44	0.54	-	(5)	49	49
Purchase accounting charges (9)	4	0.05	-	2	2	2		88	1.09	-	(18)	106	106
Goodwill and intangible impairment charge (10)	172	2.13	-	-	172	172		3	0.04	-	-	3	3
Process harmonization (11)	14	0.17	-	(2)	16	16		-	-	-	-	-	-
Noncontrolling interests adjustments (12)	58	0.71	(58)	-	-	-		-	-	-	-	-	-
Pension charges/adjustments (13)	(1)	(0.02)	-	1	(2)	(2)		2	0.03	-	(1)	3	3
Anti-dumping duty charge (14)	-	-	-	-	-	-		12	0.15	-	(4)	16	16
Loss on debt modification (15)	-	-	-	-	-	-		8	0.10	-	(2)	10	10
Net tax adjustments	-	-	-	-	-	-		(5)	(0.06)	-	(5)	-	-

Adjusted Net income, EPS, NCI, Tax, EBIT, and EBITDA(4)	$ 23	$ 0.28	$ 18	$ (29)	$ 150	$ 314		$ 105	$ 1.30	$ 18	$ (43)	$ 245	$ 407

	Q4 2019
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate		Total
Net income (loss) attributable to Tenneco Inc.								$ (293)

Net income (loss) attributable to noncontrolling interests								75

Net income (loss)								(218)

Income tax expense (benefit)								(21)

Interest expense								(80)

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests								(117)

Depreciation and amortization								170

Total EBITDA including noncontrolling interests (3)	$ 130	$ 60	$ (57)	$ 7	$ 140	$ (87)		$ 53

Restructuring and related expenses(5)	3	2	-	23	28	8		36
Cost reduction initiatives (6)	-	-	-	-	-	(1)		(1)
Acquisition and separation costs(7)	-	-	-	-	-	30		30
Costs to achieve synergies (8)	1	-	2	-	3	5		8
Purchase accounting charges (9)	-	2	-	-	2	-		2
Goodwill and intangible impairment charge (10)	-	18	154	-	172	-		172
Process harmonization (11)	8	-	4	4	16	-		16
Pension adjustments(13)	-	-	-	-	-	(2)		(2)

Adjusted EBITDA(4)	$ 142	$ 82	$ 103	$ 34	$ 361	$ (47)	(16)	$ 314

	Q4 2018
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate		Total
Net income (loss) attributable to Tenneco Inc.								$ (109)

Net income (loss) attributable to noncontrolling interests								17

Net income (loss)								(92)

Income tax expense (benefit)								10

Interest expense								(79)

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests								(23)

Depreciation and amortization								165

Total EBITDA including noncontrolling interests (3)	$ 156	$ 93	$ 8	$ 11	$ 268	$ (126)		$ 142

Restructuring and related expenses(5)	(2)	(2)	2	19	17	-		17
Cost reduction initiatives (6)	-	-	-	-	-	8		8
Acquisition and separation costs(7)	-	-	-	-	-	53		53
Costs to achieve synergies (8)	(3)	-	35	10	42	7		49
Purchase accounting charges (9)	-	44	57	5	106	-		106
Goodwill impairment charge (10)	-	-	-	3	3	-		3
Pension charges (13)	-	-	-	3	3	-		3
Anti-dumping duty charge (14)	-	-	16	-	16	-		16
Loss on debt modification (15)	-	-	-	-	-	10		10

Adjusted EBITDA(4)	$ 151	$ 135	$ 118	$ 51	$ 455	$ (48)		$ 407

(1)U.S. Generally Accepted Accounting Principles.

(2)Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between periods.  Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5)Q4 2019 includes $6 million and Q4 2018 includes $3 million of accelerated depreciation related to plant closures.

(6)Costs related to cost reduction initiatives.

(7)Costs related to acquisitions and costs related to expected separation.

(8)Costs to achieve synergies related to Federal-Mogul acquisition.

(9)This primarily relates to a non-cash charge to cost of sales for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(10)Non-cash asset impairment charge related to goodwill and intangibles.

(11)Charge due to process harmonization.

(12)Amount relates to adjustments made to mark certain redeemable noncontrolling interests to their redemption values.

(13)Charges related to pension derisking and other adjustments.

(14)Charge due to retroactive application of anti-dumping duty on a supplier's products.

(15) Loss on debt modification related to Federal-Mogul acquisition.

(16)Corporate costs for each division are $21 million for New Tenneco and $26 million for DRiV.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1)TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	YTD 2019							YTD 2018
	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)		Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)
Earnings (Loss) Measures	$ (314)	$ (3.88)	$ 114	$ (26)	$ 148	$ 821		$ 55	$ 0.93	$ 56	$ (63)	$ 322	$ 667

Adjustments:
Restructuring and related expenses(5)	116	1.43	6	(31)	153	138		46	0.76	8	(11)	65	62
Cost reduction initiatives (6)	12	0.15	-	(3)	15	15		13	0.24	-	(5)	18	18
Acquisition and separation costs(7)	102	1.27	-	(25)	127	127		74	1.26	-	(22)	96	96
Costs to achieve synergies (8)	23	0.29	-	(6)	29	29		53	0.90	-	(9)	62	62
Purchase accounting charges (9)	49	0.61	-	(8)	57	57		88	1.50	-	(18)	106	106
Goodwill and intangible impairment charge (10)	241	2.98	-	-	241	241		3	0.05	-	-	3	3
Process harmonization (11)	21	0.26	-	(5)	26	26		-	-	-	-	-	-
Warranty charge (12)	6	0.07	-	(2)	8	8		4	0.06	-	(1)	5	5
Antitrust reserve change in estimate (13)	(7)	(0.09)	-	2	(9)	(9)		-	-	-	-	-	-
Brazil tax credit (14)	(14)	(0.18)	-	8	(22)	(22)		-	-	-	-	-	-
Out of period adjustment (15)	4	0.05	1	-	5	5		-	-	-	-	-	-
Impairment of assets held for sale	6	0.07	-	(2)	8	8		-	-	-	-	-	-
Noncontrolling interests adjustments(16)	58	0.71	(58)	-	-	-		-	-	-	-	-	-
Pension charges/adjustments (17)	(1)	(0.02)	-	1	(2)	(2)		2	0.04	-	(1)	3	3
Litigation settlement accrual	-	-	-	-	-	-		8	0.13	-	(2)	10	10
Anti-dumping duty charge (18)	-	-	-	-	-	-		12	0.21	-	(4)	16	16
Environmental charge (19)	-	-	-	-	-	-		3	0.06	-	(1)	4	4
Loss on debt modification (20)	-	-	-	-	-	-		8	0.14	-	(2)	10	10
Net tax adjustments	(41)	(0.50)	-	(41)	-	-		-	-	-	-	-	-

Adjusted Net income, EPS, NCI, Tax, EBIT, and EBITDA(4)	$ 261	$ 3.22	$ 63	$ (138)	$ 784	$ 1,442		$ 369	$ 6.28	$ 64	$ (139)	$ 720	$ 1,062

	YTD 2019
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate		Total
Net income (loss) attributable to Tenneco Inc.								$ (314)

Net income (loss) attributable to noncontrolling interests								114

Net income (loss)								(200)

Income tax expense (benefit)								(26)

Interest expense								(322)

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests								148

Depreciation and amortization								673

Total EBITDA including noncontrolling interests (3)	$ 582	$ 363	$ 211	$ 8	$ 1,164	$ (343)		$ 821

Restructuring and related expenses(5)	24	30	4	71	129	9		138
Cost reduction initiatives (6)	-	-	-	-	-	15		15
Acquisition and separation costs(7)	-	-	1	-	1	126		127
Costs to achieve synergies (8)	6	2	11	2	21	8		29
Purchase accounting charges (9)	-	12	41	4	57	-		57
Goodwill and intangible impairment charge (10)	-	18	154	69	241	-		241
Process harmonization (11)	13	-	9	4	26	-		26
Warranty charge (12)	-	-	8	-	8	-		8
Antitrust reserve change in estimate (13)	(9)	-	-	-	(9)	-		(9)
Brazil tax credit (14)	(9)	-	(7)	(6)	(22)	-		(22)
Out of period adjustment (15)	-	-	-	5	5	-		5
Impairment of assets held for sale	-	-	8	-	8	-		8
Pension adjustments (17)	-	-	-	-	-	(2)		(2)

Adjusted EBITDA(4)	$ 607	$ 425	$ 440	$ 157	$ 1,629	$ (187)	(21)	$ 1,442

	YTD 2018
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate		Total
Net income (loss) attributable to Tenneco Inc.								$ 55

Net income (loss) attributable to noncontrolling interests								56

Net income (loss)								111

Income tax expense (benefit)								(63)

Interest expense								(148)

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests								322

Depreciation and amortization								345

Total EBITDA including noncontrolling interests (3)	$ 599	$ 93	$ 161	$ 69	$ 922	$ (255)		$ 667

Restructuring and related expenses(5)	11	(2)	7	46	62	-		62
Cost reduction initiatives (6)	-	-	-	10	10	8		18
Acquisition and separation costs(7)	-	-	-	-	-	96		96
Costs to achieve synergies (8)	3	-	36	11	50	12		62
Purchase accounting charges (9)	-	44	57	5	106	-		106
Goodwill impairment charge (10)	-	-	-	3	3	-		3
Warranty charge (12)	-	-	-	5	5	-		5
Pension charges (17)	-	-	-	3	3	-		3
Litigation settlement accrual	-	-	-	9	9	1		10
Anti-dumping duty charge (18)	-	-	16	-	16	-		16
Environmental charge (19)	-	-	-	-	-	4		4
Loss on debt modification (20)	-	-	-	-	-	10		10

Adjusted EBITDA(4)	$ 613	$ 135	$ 277	$ 161	$ 1,186	$ (124)		$ 1,062

(1)U.S. Generally Accepted Accounting Principles.

(2)Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between periods.  Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5)FY 2019 includes $15 million and FY 2018 includes $3 million of accelerated depreciation related to plant closures.

(6)Costs related to cost reduction initiatives.

(7)Costs related to acquisitions and costs related to expected separation.

(8)Costs to achieve synergies related to Federal-Mogul acquisition.

(9)This primarily relates to a non-cash charge to cost of sales for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(10)Non-cash asset impairment charge related to goodwill and intangibles.

(11)Charge due to process harmonization.

(12)Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(13)Reduction in estimated antitrust accrual.

(14)Recovery of value-added tax in a foreign jurisdiction.

(15)Inventory losses attributable to prior periods.

(16)Amount relates to adjustments made to mark certain redeemable noncontrolling interests to their redemption values.

(17)Charges related to pension derisking and other adjustments.

(18)Charge due to retroactive application of anti-dumping duty on a supplier's products.

(19)Environmental charge related to an acquired site whereby an indemnification reverted back to the Company resulting from a 2009 bankruptcy filing of Mark IV Industries.

(20) Loss on debt modification related to Federal-Mogul acquisition.

(21)Corporate costs for each division are $85 million for New Tenneco and $102 million for DRiV.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE TO NON-GAAP REVENUE MEASURES(2)
Unaudited
(Millions)

	Q4 2019
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$ 1,743	$ 769	$ 974	$ (11)	$ 985
Powertrain	1,018	-	1,018	(12)	1,030
Motorparts	741	-	741	(9)	750
Ride Performance	641	-	641	(10)	651

Total Tenneco Inc.	$ 4,143	$ 769	$ 3,374	$ (42)	$ 3,416

	Q4 2018
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$ 1,655	$ 631	$ 1,024	$ -	$ 1,024
Powertrain	1,112	-	1,112	-	1,112
Motorparts	827	-	827	-	827
Ride Performance	684	-	684	-	684

Total Tenneco Inc.	$ 4,278	$ 631	$ 3,647	$ -	$ 3,647

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE TO NON-GAAP REVENUE MEASURES(2)
Unaudited
(Millions)

	YTD 2019
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$ 7,121	$ 3,027	$ 4,094	$ (113)	$ 4,207
Powertrain	4,408	-	4,408	(12)	4,420
Motorparts	3,167	-	3,167	(42)	3,209
Ride Performance	2,754	-	2,754	(75)	2,829

Total Tenneco Inc.	$ 17,450	$ 3,027	$ 14,423	$ (242)	$ 14,665

	YTD 2018
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$ 6,707	$ 2,500	$ 4,207	$ -	$ 4,207
Powertrain	1,112	-	1,112	-	1,112
Motorparts	1,780	-	1,780	-	1,780
Ride Performance	2,164	-	2,164	-	2,164

Total Tenneco Inc.	$ 11,763	$ 2,500	$ 9,263	$ -	$ 9,263

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q4 2019 vs. Q4 2018 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change

Clean Air	$ 88	5%	$ (39)	(4%)
Powertrain	(94)	(8%)	(82)	(7%)
Motorparts	(86)	(10%)	(77)	(9%)
Ride Performance	(43)	(6%)	(33)	(5%)
Total Tenneco Inc.	$ (135)	(3%)	$ (231)	(6%)

	YTD Q4 2019 vs. YTD Q4 2018 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change

Clean Air	$ 414	6%	$ -	-%
Powertrain	3,296	296%	3,308	297%
Motorparts	1,387	78%	1,429	80%
Ride Performance	590	27%	665	31%
Total Tenneco Inc.	$ 5,687	48%	$ 5,402	58%

(1) U.S. Generally Accepted Accounting Principles.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of total cash / Adjusted LTM and Pro Forma Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

						December 31, 2019		December 31, 2018

Total debt						$ 5,556		$ 5,493

Total cash, cash equivalents and restricted cash (total cash)						566		702

Debt net of total cash balances (1)						$ 4,990		$ 4,791

Adjusted LTM and Pro forma Adjusted LTM EBITDA including noncontrolling interests(2) (3) (5)						$ 1,442		$ 1,627

Ratio of debt net of total cash balances and Pro forma ratio of debt net of total cash balances to Adjusted LTM and Pro forma Adjusted LTM EBITDA including noncontrolling interests (4) (5)						3.5x		2.9x

	Q1 18*	Q2 18*	Q3 18*	Q4 18	Q1 19	Q2 19	Q3 19	Q4 19

Net income (loss) attributable to Tenneco Inc.	$ 60	$ 47	$ 57	$ (109)	$(117)	$ 26	$ 70	$ (293)

Net income (loss) attributable to noncontrolling interests	14	16	9	17	12	19	8	75

Net income (loss)	74	63	66	(92)	(105)	45	78	(218)

Income tax (expense) benefit	(25)	(26)	(22)	10	-	(14)	9	(21)

Interest expense	(23)	(22)	(24)	(79)	(81)	(82)	(79)	(80)

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	122	111	112	(23)	(24)	141	148	(117)

Depreciation and amortization	60	60	60	165	169	169	165	170

Total EBITDA including noncontrolling interests (2)	$ 182	$ 171	$ 172	$ 142	$ 145	$ 310	$ 313	$ 53

Adjustments:
Restructuring and related expenses	12	21	12	17	17	57	28	36
Cost reduction initiatives (6)	-	10	-	8	8	2	6	(1)
Acquisition and separation costs(7)	13	18	12	53	40	27	30	30
Warranty charge (8)	5	-	-	-	-	7	1	-
Costs to achieve synergies(9)	-	9	4	49	7	7	7	8
Purchase accounting charges (10)	-	-	-	106	41	3	11	2
Goodwill and intangible impairment charge (11)	-	-	-	3	60	-	9	172
Process harmonization (12)	-	-	-	-	9	1	-	16
Anti-dumping duty charge (13)	-	-	-	16	-	-	-	-
Antitrust reserve change in estimate (14)	-	-	-	-	-	-	(9)	-
Brazil tax credit (15)	-	-	-	-	-	-	(22)	-
Out of period adjustment (16)	-	-	-	-	-	-	5	-
Impairment of assets held for sale	-	-	-	-	-	-	8	-
Environmental charge (17)	-	4	-	-	-	-	-	-
Litigation settlement accrual	-	-	10	-	-	-	-	-
Loss on debt modification (18)	-	-	-	10	-	-	-	-
Pension charges/adjustments (19)	-	-	-	3	-	-	-	(2)

Total Adjusted EBITDA including noncontrolling interests (3)	$ 212	$ 233	$ 210	$ 407	$ 327	$ 414	$ 387	$ 314

Legacy Federal-Mogul Reconciliation of Non-GAAP earnings measures
	Q1 18	Q2 18	Q3 18

Net income attributable to Federal-Mogul	$ 26	$ 25	$ 35

Net income (loss) attributable to noncontrolling interests	3	3	1

Net income (loss)	29	28	36

Income tax (expense) benefit	(15)	(13)	(16)

Interest expense	(48)	(52)	(49)

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	92	93	101

Depreciation and amortization	100	96	99

Total EBITDA including noncontrolling interests (2)	$ 192	$ 189	$ 200

Adjustments:
Restructuring charges and asset impairments, net	-	-	15
Purchase price contingency	5	-	-
Transaction related costs	1	13	-
Cost to exit a multiemployer pension plan	-	5	-
Gain (loss) on sale of assets	-	-	(65)
Charge for extinguishment of dissenting shareholders shares	-	-	5
Other	2	2	1

Total Adjusted EBITDA including noncontrolling interests (3)	$ 200	$ 209	$ 156

	Q1 18*	Q2 18*	Q3 18*	Q4 18	Q1 19	Q2 19	Q3 19	Q4 19
Adjusted EBITDA and Pro forma Adjusted EBITDA including noncontrolling interests(2) (3) (5)	$ 412	$ 442	$ 366	$ 407	$ 327	$ 414	$ 387	$ 314
Q4 2018 Pro forma Adjusted LTM EBITDA including noncontrolling interests(2) (3) (5)				$1,627
Q4 2019 Adjusted LTM EBITDA including noncontrolling interests(2) (3)								$ 1,442

* Financial results for the first three quarters of 2018 have been revised for certain immaterial adjustments as discussed in Tenneco's Form 10-K for the year ended December 31, 2018.

(1) Tenneco presents debt net of total cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage.  The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods.  Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of total cash to LTM Adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt.  For purposes of this calculation, Adjusted LTM and Pro Forma adjusted LTM EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of total cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage.  This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of total cash, EBITDA including noncontrolling interests and Adjusted EBITDA including noncontrolling interests.

(5) Tenneco is providing Pro Forma Adjusted LTM EBITDA and the ratio of debt net of cash balances to Pro Forma Adjusted LTM EBITDA to show the company's Adjusted LTM EBITDA as if Federal-Mogul had been consolidated with Tenneco for the entirety of 2018 (and the resultant impact on the net debt ratio).  Tenneco believes this supplemental information is useful to investors who are trying to understand the results of the entire enterprise, including Federal-Mogul, for 2018 and 2019 and the ability of the company to service its debt.

(6)Costs related to cost reduction initiatives.

(7)Costs related to acquisitions and costs related to expected separation.

(8)Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(9)Costs to achieve synergies related to Federal-Mogul acquisition.

(10)This primarily relates to a non-cash charge to cost of goods sold for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(11)Non-cash asset impairment charge related to goodwill and intangibles.

(12)Charge due to process harmonization.

(13)Charge due to retroactive application of anti-dumping duty on a supplier's products.

(14)Reduction in estimated antitrust accrual.

(15)Recovery of value-added tax in a foreign jurisdiction.

(16)Inventory losses attributable to prior periods.

(17)Environmental charge related to an acquired site whereby an indemnification reverted back to the Company resulting from a 2009 bankruptcy filing of Mark IV Industries.

(18)Loss on debt modification.

(19)Charges related to pension derisking and other adjustments.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE TO NON-GAAP REVENUE MEASURES(2)
Unaudited
(Millions)
	Q4 2019
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$ 2,635	$ 3	$ 2,632	$ 663	$ 1,969
Original equipment commercial truck, off-highway, industrial and other revenues	767	(48)	815	118	697
Aftermarket revenues	741	(9)	750	-	750
Net sales and operating revenues	$ 4,143	$ (54)	$ 4,197	$ 781	$ 3,416

	Q4 2018
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$ 2,647	$ -	$ 2,647	$ 531	$ 2,116
Original equipment commercial truck, off-highway, industrial and other revenues	804	-	804	100	704
Aftermarket revenues	827	-	827	-	827
Net sales and operating revenues	$ 4,278	$ -	$ 4,278	$ 631	$ 3,647

	YTD 2019
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$ 11,001	$ (180)	$ 11,181	$ 2,644	$ 8,537
Original equipment commercial truck, off-highway, industrial and other revenues	3,282	(88)	3,370	451	2,919
Aftermarket revenues	3,167	(42)	3,209	-	3,209
Net sales and operating revenues	$ 17,450	$ (310)	$ 17,760	$ 3,095	$ 14,665

	YTD 2018
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$ 8,104	$ -	$ 8,104	$ 2,092	$ 6,012
Original equipment commercial truck, off-highway, industrial and other revenues	1,879	-	1,879	408	1,471
Aftermarket revenues	1,780	-	1,780	-	1,780
Net sales and operating revenues	$ 11,763	$ -	$ 11,763	$ 2,500	$ 9,263

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2)
Unaudited
(Millions except percents)

	Q4 2019
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$ 1,743	$ 1,018	$ 741	$ 641	$ 4,143	$ -	$ 4,143

Less: Substrate sales	769	-	-	-	769	-	769

Value-add revenues	$ 974	$ 1,018	$ 741	$ 641	$ 3,374	$ -	$ 3,374

EBITDA	$ 130	$ 60	$ (57)	$ 7	$ 140	$ (87)	$ 53

EBITDA as a % of revenue	7.5%	5.9%	-7.7%	1.1%	3.4%		1.3%
EBITDA as a % of value-add revenue	13.3%	5.9%	-7.7%	1.1%	4.1%		1.6%

Adjusted EBITDA	$ 142	$ 82	$ 103	$ 34	$ 361	$ (47)	$ 314

Adjusted EBITDA as a % of revenue	8.1%	8.1%	13.9%	5.3%	8.7%		7.6%
Adjusted EBITDA as a % of value-add revenue	14.6%	8.1%	13.9%	5.3%	10.7%		9.3%

	Q4 2018
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$ 1,655	$ 1,112	$ 827	$ 684	$ 4,278	$ -	$ 4,278

Less: Substrate sales	631	-	-	-	631	-	631

Value-add revenues	$ 1,024	$ 1,112	$ 827	$ 684	$ 3,647	$ -	$ 3,647

EBITDA	$ 156	$ 93	$ 8	$ 11	$ 268	$ (126)	$ 142

EBITDA as a % of revenue	9.4%	8.4%	1.0%	1.6%	6.3%		3.3%
EBITDA as a % of value-add revenue	15.2%	8.4%	1.0%	1.6%	7.3%		3.9%

Adjusted EBITDA	$ 151	$ 135	$ 118	$ 51	$ 455	$ (48)	$ 407

Adjusted EBITDA as a % of revenue	9.1%	12.1%	14.3%	7.5%	10.6%		9.5%
Adjusted EBITDA as a % of value-add revenue	14.7%	12.1%	14.3%	7.5%	12.5%		11.2%

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.  See prior pages for a discussion of EBITDA and adjusted EBITDA.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2)
Unaudited
(Millions except percents)

	YTD 2019
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$ 7,121	$ 4,408	$ 3,167	$ 2,754	$17,450	$ -	$17,450

Less: Substrate sales	3,027	-	-	-	3,027	-	3,027

Value-add revenues	$ 4,094	$ 4,408	$ 3,167	$ 2,754	$14,423	$ -	$14,423

EBITDA	$ 582	$ 363	$ 211	$ 8	$ 1,164	$ (343)	$ 821

EBITDA as a % of revenue	8.2%	8.2%	6.7%	0.3%	6.7%		4.7%
EBITDA as a % of value-add revenue	14.2%	8.2%	6.7%	0.3%	8.1%		5.7%

Adjusted EBITDA	$ 607	$ 425	$ 440	$ 157	$ 1,629	$ (187)	$ 1,442

Adjusted EBITDA as a % of revenue	8.5%	9.6%	13.9%	5.7%	9.3%		8.3%
Adjusted EBITDA as a % of value-add revenue	14.8%	9.6%	13.9%	5.7%	11.3%		10.0%

	YTD 2018
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$ 6,707	$ 1,112	$ 1,780	$ 2,164	$11,763	$ -	$11,763

Less: Substrate sales	2,500	-	-	-	2,500	-	2,500

Value-add revenues	$ 4,207	$ 1,112	$ 1,780	$ 2,164	$ 9,263	$ -	$ 9,263

EBITDA	$ 599	$ 93	$ 161	$ 69	$ 922	$ (255)	$ 667

EBITDA as a % of revenue	8.9%	8.4%	9.0%	3.2%	7.8%		5.7%
EBITDA as a % of value-add revenue	14.2%	8.4%	9.0%	3.2%	10.0%		7.2%

Adjusted EBITDA	$ 613	$ 135	$ 277	$ 161	$ 1,186	$ (124)	$ 1,062

Adjusted EBITDA as a % of revenue	9.1%	12.1%	15.6%	7.4%	10.1%		9.0%
Adjusted EBITDA as a % of value-add revenue	14.6%	12.1%	15.6%	7.4%	12.8%		11.5%

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.  See prior pages for a discussion of EBITDA and adjusted EBITDA.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1)REVENUE TO NON-GAAP REVENUE MEASURES(2)- Original equipment commercial truck, off-highway, industrial and other revenues
Unaudited
(Millions)

2019
	Q1			Q2			Q3			Q4			YTD
		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air	$ 319	$ 115	$ 204	$ 300	$ 110	$ 190	$ 271	$ 99	$ 172	$ 277	$ 115	$ 162	$ 1,167	$ 439	$ 728

Powertrain	426	-	426	401	-	401	385	-	385	379	-	379	1,591	-	1,591

Ride Performance	150	-	150	136	-	136	127	-	127	111	-	111	524	-	524

Total Tenneco Inc.	$ 895	$ 115	$ 780	$ 837	$ 110	$ 727	$ 783	$ 99	$ 684	$ 767	$ 115	$ 652	$ 3,282	$ 439	$ 2,843

2018
	Q1			Q2			Q3			Q4			YTD
		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air	$ 307	$ 109	$ 198	$ 290	$ 101	$ 189	$ 273	$ 98	$ 175	$ 273	$ 100	$ 173	$ 1,143	$ 408	$ 735

Powertrain	-	-	-	-	-	-	-	-	-	420	-	420	420	-	420

Ride Performance	69	-	69	69	-	69	67	-	67	111	-	111	316	-	316

Total Tenneco Inc.	$ 376	$ 109	$ 267	$ 359	$ 101	$ 258	$ 340	$ 98	$ 242	$ 804	$ 100	$ 704	$ 1,879	$ 408	$ 1,471

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales which include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) REVENUE TO PRO FORMA(2) REVENUE AND NON-GAAP EARNINGS MEASURES - 2018 Quarterly
Unaudited
(Millions except percents)

	Q1 2018

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 1,756	$ 1,260	$ -	$ 3,016	$ 903	$ 761	$ -	$ 1,664	$ -	$ 4,680
Less: Substrate sales	652	-	-	652	-	-	-	-	-	652
Value-add revenues (3)	1,104	1,260	-	2,364	903	761	-	1,664	-	4,028

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	119	60	-	179	96	(18)	-	78	(51)	206
Depreciation and amortization	37	61	-	98	24	38	-	62	-	160
Total EBITDA including noncontrolling interests(4)	156	121	-	277	120	20	-	140	(51)	366
Financing charges on sale of receivables reclass	1	1	1	3	5	-	-	5	-	8
Segment change impact	2	12	(16)	(2)	(19)	17	(32)	(34)	36	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	159	134	(15)	278	106	37	(32)	111	(15)	374

Adjustments:
Restructuring and related expenses	1	-	-	1	2	7	-	9	-	10
Cost reduction initiatives	-	-	-	-	-	2	-	2	-	2
Acquisition and separation costs	-	-	-	-	-	-	-	-	13	13
Warranty charge	-	-	-	-	-	5	-	5	-	5
Purchase price contingency	-	5	-	5	-	-	-	-	-	5
Transaction related costs	-	-	-	-	-	-	-	-	1	1
Other	-	1	-	1	-	-	-	-	1	2

Adjusted EBITDA(5)	$ 160	$ 140	$ (15)	$ 285	$ 108	$ 51	$ (32)	$ 127	$ -	$ 412

Adjusted EBITDA as a percent of value-add revenue(6)	14.5%	11.1%		12.1%	12.0%	6.7%		7.6%		10.2%

	Q2 2018

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 1,694	$ 1,243	$ -	$ 2,937	$ 930	$ 753	$ -	$ 1,683	$ -	$ 4,620
Less: Substrate sales	621	-	-	621	-	-	-	-	-	621
Value-add revenues (3)	1,073	1,243	-	2,316	930	753	-	1,683	-	3,999

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	103	70	-	173	109	(19)	-	90	(65)	198
Depreciation and amortization	39	61	-	100	21	34	-	55	1	156
Total EBITDA including noncontrolling interests(4)	142	131	-	273	130	15	-	145	(64)	354
Financing charges on sale of receivables reclass	-	-	1	1	5	-	-	5	-	6
Segment change impact	3	13	(16)	-	(17)	14	(24)	(27)	27	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	145	144	(15)	274	118	29	(24)	123	(37)	360

Adjustments:
Restructuring and related expenses	11	1	-	12	1	10	-	11	-	23
Cost reduction initiatives	-	-	-	-	-	8	-	8	-	8
Acquisition and separation costs	-	-	-	-	-	-	-	-	18	18
Costs to achieve synergies	6	-	-	6	1	-	-	1	2	9
Environmental charge	-	-	-	-	-	-	-	-	4	4
Transaction related costs	-	-	-	-	-	-	-	-	13	13
Cost to exit a multiemployer pension plan	-	5	-	5	-	-	-	-	-	5
Other	-	(2)	-	(2)	5	(1)	-	4	-	2

Adjusted EBITDA(5)	$ 162	$ 148	$ (15)	$ 295	$ 125	$ 46	$ (24)	$ 147	$ -	$ 442

Adjusted EBITDA as a percent of value-add revenue(6)	15.1%	11.9%		12.7%	13.4%	6.1%		8.7%		11.1%

	Q3 2018

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 1,602	$ 1,122	$ -	$ 2,724	$ 867	$ 690	$ -	$ 1,557	$ -	$ 4,281
Less: Substrate sales	596	-	-	596	-	-	-	-	-	596
Value-add revenues (3)	1,006	1,122	-	2,128	867	690	-	1,557	-	3,685

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	105	21	-	126	102	28	-	130	(51)	205
Depreciation and amortization	38	62	-	100	22	35	-	57	2	159
Total EBITDA including noncontrolling interests(4)	143	83	-	226	124	63	-	187	(49)	364
Financing charges on sale of receivables reclass	1	1	1	3	5	-	-	5	-	8
Segment change impact	4	13	(18)	(1)	(16)	16	(28)	(28)	29	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	148	97	(17)	228	113	79	(28)	164	(20)	372

Adjustments:
Restructuring and related expenses	1	8	-	9	8	10	-	18	-	27
Acquisition and separation costs	-	-	-	-	-	-	-	-	12	12
Costs to achieve synergies	-	-	-	-	-	1	-	1	3	4
Litigation settlement accrual	-	-	-	-	-	9	-	9	1	10
Gain (loss) on sale of assets	-	-	-	-	-	(65)	-	(65)	-	(65)
Charge for extinguishment of dissenting shareholders shares	-	-	-	-	-	-	-	-	5	5
Other	-	4	-	4	(3)	1	-	(2)	(1)	1

Adjusted EBITDA(5)	$ 149	$ 109	$ (17)	$ 241	$ 118	$ 35	$ (28)	$ 125	$ -	$ 366

Adjusted EBITDA as a percent of value-add revenue(6)	14.8%	9.7%		11.3%	13.6%	5.1%		8.0%		9.9%

	Q4 2018

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 1,655	$ 1,112	$ -	$ 2,767	$ 827	$ 684	$ -	$ 1,511	$ -	$ 4,278
Less: Substrate sales	631	-	-	631	-	-	-	-	-	631
Value-add revenues (3)	1,024	1,112	-	2,136	827	684	-	1,511	-	3,647

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	116	33	-	149	(31)	(47)	-	(78)	(102)	(31)
Depreciation and amortization	40	59	-	99	29	37	-	66	-	165
Total EBITDA including noncontrolling interests(4)	156	92	-	248	(2)	(10)	-	(12)	(102)	134
Financing charges on sale of receivables reclass	-	-	1	1	6	1	-	7	-	8
Segment change impact	3	1	(4)	-	(17)	12	(19)	(24)	24	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	159	93	(3)	249	(13)	3	(19)	(29)	(78)	142

Adjustments:
Restructuring and related expenses	(2)	(2)	-	(4)	2	19	-	21	-	17
Cost reduction initiatives	-	-	-	-	-	-	-	-	8	8
Acquisition and separation costs	-	-	-	-	-	-	-	-	53	53
Costs to achieve synergies	(3)	-	-	(3)	35	10	-	45	7	49
Purchase accounting adjustments	-	44	-	44	57	5	-	62	-	106
Anti-dumping duty charge	-	-	-	-	16	-	-	16	-	16
Loss on debt modification	-	-	-	-	-	-	-	-	10	10
Pension charges	-	-	-	-	-	3	-	3	-	3
Goodwill impairment charge	-	-	-	-	-	3	-	3	-	3

Adjusted EBITDA(5)	$ 154	$ 135	$ (3)	$ 286	$ 97	$ 43	$ (19)	$ 121	$ -	$ 407

Adjusted EBITDA as a percent of value-add revenue(6)	15.0%	12.1%		13.4%	11.7%	6.3%		8.0%		11.2%

(1) U.S. Generally Accepted Accounting Principles.

(2)   Tenneco presents pro forma revenues and earnings measures to show what the company's performance would have been had Federal-Mogul been consolidated with Tenneco for each quarter of 2018.  We believe this supplemental information is useful to investors who are trying to understand the results of the entire enterprise, including Federal-Mogul.   The Motorparts segment reflects the company's historical Aftermarket segment plus the Motorparts aftermarket business acquired in the Federal-Mogul acquisition.  The Ride Performance segment reflects the company's historical Ride Performance segment plus the Motorparts OE business acquired in the Federal-Mogul acquisition.

(3)  Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

(4)   EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  We have also presented  EBITDA including noncontrolling interests to give effect to the reclassification of financing charges on sale of receivables that took place in the first quarter 2019 and to give effective to the impact of the segment changes that occurred in the first quarter of 2019. EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(5)"Adjusted EBITDA" is EBITDA including noncontrolling interests (after giving effect to the reclassification and segment change described above) and is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods.  Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(6)  Tenneco presents the above reconciliation in order to reflect Adjusted EBITDA as a percent of both value-add revenues.  Presenting Adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of substrate sales, which can be volatile.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) REVENUE TO PRO FORMA(2) REVENUE AND NON-GAAP EARNINGS MEASURES - 2018 and 2017 Annual
Unaudited
(Millions except percents)

	FY 2018

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 6,707	$ 4,737	$ -	$ 11,444	$ 3,527	$ 2,888	$ -	$ 6,415	$ -	$ 17,859
Less: Substrate sales	2,500	-	-	2,500	-	-	-	-	-	2,500
Value-add revenues (3)	4,207	4,737	-	8,944	3,527	2,888	-	6,415	-	15,359

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	443	184	-	627	276	(56)	-	220	(269)	578
Depreciation and amortization	154	243	-	397	96	144	-	240	3	640
Total EBITDA including noncontrolling interests(4)	597	427	-	1,024	372	88	-	460	(266)	1,218
Financing charges on sale of receivables reclass	2	2	4	8	21	1	-	22	-	30
Segment change impact	12	39	(54)	(3)	(69)	59	(103)	(113)	116	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	611	468	(50)	1,029	324	148	(103)	369	(150)	1,248

Adjustments:
Restructuring and related expenses	11	7	-	18	13	46	-	59	-	77
Cost reduction initiatives	-	-	-	-	-	10	-	10	8	18
Acquisition and separation costs	-	-	-	-	-	-	-	-	96	96
Costs to achieve synergies	3	-	-	3	36	11	-	47	12	62
Purchase accounting adjustments	-	44	-	44	57	5	-	62	-	106
Anti-dumping duty charge	-	-	-	-	16	-	-	16	-	16
Environmental charge	-	-	-	-	-	-	-	-	4	4
Warranty charge	-	-	-	-	-	5	-	5	-	5
Litigation settlement accrual	-	-	-	-	-	9	-	9	1	10
Loss on debt modification	-	-	-	-	-	-	-	-	10	10
Pension charges	-	-	-	-	-	3	-	3	-	3
Goodwill impairment charge	-	-	-	-	-	3	-	3	-	3
Purchase price contingency	-	5	-	5	-	-	-	-	-	5
Transaction related costs	-	-	-	-	-	-	-	-	14	14
Cost to exit a multiemployer pension plan	-	5	-	5	-	-	-	-	-	5
Gain (loss) on sale of assets	-	-	-	-	-	(65)	-	(65)	-	(65)
Charge for extinguishment of dissenting shareholders shares	-	-	-	-	-	-	-	-	5	5
Other	-	3	-	3	2	-	-	2	-	5

Adjusted EBITDA(5)	$ 625	$ 532	$ (50)	$ 1,107	$ 448	$ 175	$ (103)	$ 520	$ -	$ 1,627

Adjusted EBITDA as a percent of value-add revenue(6)	14.9%	11.2%		12.4%	12.7%	6.1%		8.1%		10.6%

	FY 2017

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 6,216	$ 4,573	$ -	$ 10,789	$ 3,678	$ 2,686	$ -	$ 6,364	$ -	$ 17,153
Less: Substrate sales	2,187	-	-	2,187	-	-	-	-	-	2,187
Value-add revenues (3)	4,029	4,573	-	8,602	3,678	2,686	-	6,364	-	14,966

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	420	234	-	654	394	(42)	-	352	(272)	734
Depreciation and amortization	142	254	-	396	92	132	-	224	4	624
Total EBITDA including noncontrolling interests(4)	562	488	-	1,050	486	90	-	576	(268)	1,358
Financing charges on sale of receivables reclass	2	2	-	4	16	1	-	17	-	21
Segment change impact	7	54	(71)	(10)	(67)	75	(114)	(106)	116	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	571	544	(71)	1,044	435	166	(114)	487	(152)	1,379

Adjustments:
Restructuring and related expenses	23	16	-	39	21	23	-	44	1	84
Cost reduction initiatives	4	-	-	4	3	12	-	15	3	22
Loss on debt modification	-	-	-	-	-	-	-	-	5	5
Pension charges / Stock vesting	-	-	-	-	-	-	-	-	13	13
Goodwill impairment charge	-	11	-	11	4	7	-	11	-	22
Antitrust settlement accrual	-	-	-	-	-	-	-	-	132	132
Warranty settlement	-	-	-	-	-	7	-	7	-	7
Gain on sale of unconsolidated JV	-	-	-	-	-	-	-	-	(5)	(5)
Gain from termination of customer contract	-	-	-	-	-	(6)	-	(6)	-	(6)
Warranty release	-	-	-	-	(4)	-	-	(4)	-	(4)
Release of deferred purchase price payment	-	-	-	-	-	(3)	-	(3)	-	(3)
EBITDA contribution of pending asset sales	-	(2)	-	(2)	-	-	-	-	-	(2)
Transaction related costs	-	3	-	3	1	-	-	1	3	7
Gain (loss) on sale of business	-	(3)	-	(3)	-	-	-	-	-	(3)
Gain (loss) on sale of nonconsolidated affiliates	-	-	-	-	2	-	-	2	-	2
Gain (loss) on sale of assets	-	(6)	-	(6)	-	(1)	-	(1)	-	(7)

Adjusted EBITDA(5)	$ 598	$ 563	$ (71)	$ 1,090	$ 462	$ 205	$ (114)	$ 553	$ -	$ 1,643

Adjusted EBITDA as a percent of value-add revenue(6)	14.8%	12.3%		12.7%	12.6%	7.6%		8.7%		11.0%

(1) U.S. Generally Accepted Accounting Principles.

(2)   Tenneco presents pro forma revenues and earnings measures to show what the company's performance would have been had Federal-Mogul been consolidated with Tenneco for the entirety of 2017 and 2018.  We believe this supplemental information is useful to investors who are trying to understand the results of the entire enterprise, including Federal-Mogul.   The Motorparts segment reflects the company's historical Aftermarket segment plus the Motorparts aftermarket business acquired in the Federal-Mogul acquisition.  The Ride Performance segment reflects the company's historical Ride Performance segment plus the Motorparts OE business acquired in the Federal-Mogul acquisition.

(3)  Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

(4)   EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  We have also presented  EBITDA including noncontrolling interests to give effect to the reclassification of financing charges on sale of receivables that took place in the first quarter 2019 and to give effective to the impact of the segment changes that occurred in the first quarter of 2019. EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(5)   "Adjusted EBITDA" is EBITDA including noncontrolling interests (after giving effect to the reclassification and segment change described above) and is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods.  Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(6)  Tenneco presents the above reconciliation in order to reflect Adjusted EBITDA as a percent of both value-add revenues.  Presenting Adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of substrate sales, which can be volatile.

ATTACHMENT 2
TENNECO INC.
Division Level FY 2020 Outlook
Unaudited

New Tenneco 2020 Outlook

VA Revenue $8.05 billion to $8.3 billion
Adjusted EBITDA between $850 million to $915 million

DRiV™ 2020 Outlook

Revenue $5.65 billion to $5.8 billion
Adjusted EBITDA between $450 million to $535 million